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                                                                   EXHIBIT 10.49

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      This First Amendment (the "Amendment") to the Employment agreement (the "Agreement") entered into on November 10, 1997, by and between United Dental Care, Inc., a Delaware corporation ("UDC"), and John W. McCarty, an individual ("Employee"), is dated as of the 10th day of March, 1998.

      The Agreement is attached hereto as Exhibit A. Pursuant to Section 12(f) of the Agreement, UDC and Employee agree to amend, and hereby amend, the Agreement as follows:

      1. The first sentence of Section 5 of the Agreement is deleted in its entirety and replaced with the following revised first sentence:

            "The term of this Agreement shall be from the date of this Agreement to December 31, 1998; provided, however, if the Effective Time (as defined in the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 10, 1998, by and among Protective Life Corporation, a Delaware corporation ("Protective"), PLC Merger Subsidiary Corporation, a Delaware corporation, and UDC has not occurred before October 1, 1998, and the Merger Agreement has not terminated, then the term of this Agreement shall be extended to the later of (i) ninety (90) days after the Effective Time, or (ii) ninety (90) days after the termination of the Merger Agreement without a Closing (as defined in the Merger Agreement)."

      2. In the first sentence of Section 9 of the Agreement, the following words are deleted:

            "...the event that UDC elects to terminate this Agreement pursuant to Section 5 or in..."

      3. In the first sentence of Section 9 of the Agreement, the following words are deleted:

            "...without the notice required under Section 5 or..."

      4. Subpart (i) in the fourth sentence of Section 11(a) is deleted in its entirety and replaced with the following revised subpart (i):

            "...(i) one year from the date Employee terminates his employment with UDC, if such termination occurs before the end of the term of this Agreement as set forth in Section 5..."

      6. Except as modified by this Amendment, the agreement shall remain in full force and effect.


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      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the 10th day of March, 1998.


                                                  United Dental Care, Inc.



                                                  By: /s/ William H. Wilcox
                                                     ---------------------------
                                                         William H. Wilcox
                                                         Chief Executive Officer


                                                         EMPLOYEE



                                                   /s/ John W. McCarty
                                                  ------------------------------
                                                  John W. McCarty